Exhibit 99.2

CONSULTING AGREEMENT

This Agreement is made this 5th day of November, 2014, by and between Nortech Systems Incorporated, of 1120 Wayzata Blvd East, Wayzata, Minnesota 55391, and Michael J. Degen, of 1120 Wayzata Blvd East, Wayzata, Minnesota 55391.

In this Agreement, the party who is contracting to receive services shall be referred to as “Nortech”, and the party who will be providing the services shall be referred to as “Degen”.  Nortech and Degen may be collectively referred to as the “parties.”

Degen has a background in high level management of electronic contract manufacturing companies and is willing to provide services to Nortech based on this background.

Nortech desires to have services provided by Degen.

Therefore, the parties agree as follows:

1. DESCRIPTION OF SERVICES. Beginning on January 1, 2015, Degen will provide the following services (collectively, the “Services”): Strategic advice regarding the management of Nortech, to the extent Degen, in his sole discretion, deems necessary.

Degen hereby agrees to provide and perform for Nortech those services.

2. PERFORMANCE OF SERVICES. The manner in which the Services are to be performed and the specific hours to be worked by Degen shall be determined by Degen. Nortech will rely on Degen to work as many hours as may be reasonably necessary to fulfill Degen’s obligations under this Agreement.

3. PAYMENT. Nortech will pay a fee to Degen for the Services of $17,500 per month (and a total of $210,000 for the 2015 calendar year). The $17,500 monthly fee shall be payable semi-monthly, no later than the fifteenth and last days of the month, each payment corresponding to the semi-monthly period that ended approximately fifteen days prior to the payment date.  Nortech will not take any withholding from these payments for taxes or otherwise.

4. SUPPORT SERVICES. Nortech will provide the following support services for the benefit of Degen: office space, staff and secretarial support and office supplies.  Degen, however, will have no obligation to report to Nortech’s offices to provide the services and may provide the services from his home when appropriate.

5. TERMINATION. This Agreement shall terminate automatically on December 31, 2015, except that Nortech shall thereafter be required to make any remaining payments due pursuant to Section 3 of this Agreement.

6. RELATIONSHIP OF PARTIES. It is understood by the parties that Degen is an independent contractor with respect to Nortech, and not an employee of Nortech.

7. ASSIGNMENT. Degen’s obligations under this Agreement may not be assigned or transferred to any other person, firm, or corporation without the prior written consent of Nortech.

8. CONFIDENTIALITY. Nortech recognizes that Degen has and will have the following information:

• inventions

• future plans

• business affairs

• trade secrets

• customer lists

and other proprietary information (collectively, “Information”) which are valuable, special and unique assets of Nortech Systems Incorporated and need to be protected from improper disclosure. In consideration for the disclosure of the Information, Degen agrees that Degen will not at any time or in any manner, either directly or indirectly, use any Information for Degen’s own benefit, or divulge, disclose, or communicate in any manner any Information to any third party without the prior written consent of Nortech. Degen will protect the Information and treat it as strictly confidential. A violation of this paragraph shall be a material violation of this Agreement.

9. CONFIDENTIALITY AFTER TERMINATION. The confidentiality provisions of this Agreement shall remain in full force and effect after the termination of this Agreement.

10. NON-COMPETE AGREEMENT. Recognizing that the various items of Information are special and unique assets of Nortech that need to be protected from disclosure, and in consideration of the disclosure of the Information, Degen agrees and covenants that for a period of 2 (two) years following the termination of this Agreement pursuant to Section 5, Degen will not directly or indirectly engage in any business competitive with Nortech. This covenant shall apply to the geographical area that includes United States.  Directly or indirectly engaging in any competitive business includes, but is not limited to, (i) engaging in a business as owner, partner, or agent, (ii) becoming an employee of any third party that is engaged in such business, or (iii) becoming interested directly or indirectly in any such business,  (iv) soliciting any customer of Nortech for the benefit of a third party that is engaged in such business, or hiring or retaining as an independent contractor any employee of Nortech.. Degen agrees that this non-compete provision will not adversely affect the livelihood of Degen.

11. RETURN OF RECORDS. Upon termination of this Agreement, Degen shall deliver all records, notes, data, memoranda, models, and equipment of any nature that are in Degen’s possession or under Degen’s control and that are Nortech’s property or relate to Nortech’s business.

12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or deposited in the United States mail, postage prepaid, addressed as follows:

IF for Nortech:

Nortech Systems Incorporated

Richard Wasielewski

CEO

1120 Wayzata Blvd East

Wayzata, Minnesota 55391

IF for Degen:

Michael J. Degen

9432 Olympia Drive

Eden Prairie, Minnesota 55347

Such address may be changed from time to time by either party by providing written notice to the other in the manner set forth above.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties except that,   notwithstanding this provision, this Agreement shall not supersede the Change in Control Agreement dated November 18, 2002, the Nortech Systems Inc. Incentive Stock Options Agreement dated November 1, 2006, the Nortech Systems Inc. Incentive Stock Options Agreement dated March 7, 2006, all Equity Appreciation Rights Agreements previously executed between the parties, and any obligations of Nortech under the terms of the Amendment to Employment Agreement dated October      , 2014 which is being executed contemporaneously with this Agreement, all of which agreements shall remain in full force and effect according to their terms.

14. AMENDMENT. This Agreement may be modified or amended only if the amendment is made in writing and is signed by both parties.

15. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

16. WAIVER OF CONTRACTUAL RIGHT. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver or limitation of that party’s right to subsequently enforce and compel strict compliance with every provision of this Agreement.

17. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Minnesota.

18. ASSIGNMENT. Degen agrees that he will not assign, sell, transfer, delegate or otherwise dispose of any rights or obligations under this Agreement. Any purported assignment, transfer, or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of Nortech with, or its merger into, any other corporation, or the sale by Nortech of all or substantially all of its properties or assets, or the assignment by Nortech of this Agreement and the performance of its obligations hereunder to any successor in interest or any Affiliated Company, so long as any such successor in interest or Affiliated Company is made to be responsible for all of Nortech’s obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

19. SIGNATORIES. This Agreement shall be signed on behalf of Nortech by Richard Wasielewski, CEO and by Michael J. Degen.

Nortech Systems Incorporated

By:	/s/ Richard G. Wasielewski
Richard Wasielewski
CEO

/s/ Michael J Degen
Michael J. Degen